Exhibit 99.1

FOR IMMEDIATE RELEASE

SANUWAVE Health reports FIRST QUARTER financial results

and provides a BUSiness update

ALPHARETTA, GA, May 13, 2014 – SANUWAVE Health, Inc. (OTCQB: SNWV) today reported financial results for the three months ended March 31, 2014 and provided a business update. The Company will host a conference call tomorrow, Wednesday, May 14, 2014, at 10:00 a.m. Eastern Time.

Highlights of the first quarter and recent weeks include:

●	Achieved the minimum required 90 patients in the Phase III supplemental clinical trial using dermaPACE® for treating diabetic foot ulcers as reported on April 30, 2014.

●	Completed a private placement of securities to institutional and select accredited investors for an aggregate total purchase price of $9,280,000 on March 17, 2014.

●

Raised $815,000 through the issuance of unsecured 18% convertible promissory notes to select accredited investors, which converted into equity upon the completion of the private placement mentioned above on March 17, 2014.

●

Received a patent issued by the U.S. Patent and Trademark Office related to the use of shock waves to clean and sterilize fluids in containers and/or pipes. Specifically, shock waves are used to destroy biological contaminants, such as bacteria, viruses and other microorganisms, from different fluids including industrial waters and food liquids.

“We have achieved two significant milestones for SANUWAVE in the last two months,” stated Kevin A. Richardson, Chairman of the board of directors. “First we completed a private placement which provides the Company the resources to complete the dermaPACE clinical trial and, assuming positive clinical results, obtain FDA approval in 2015. Secondly, we achieved the 90 patient minimum enrollment in the dermaPACE clinical trial. We anticipate having the feedback from the Data Monitoring Committee regarding the first 90 patients in the third quarter and look forward to updating shareholders at that time.”

“We remain focused on achieving FDA approval as soon as possible in order to make dermaPACE available to the millions of U.S. patients who suffer from debilitating, recalcitrant diabetic foot ulcers,” concluded Mr. Richardson.

First Quarter Financial Results

Revenue for the three months ended March 31, 2014, was $145,098, compared with $201,234 for the same period in 2013, a decrease of $56,136, or 28%. Revenue resulted primarily from sales in Europe, Asia and Asia/Pacific of the Company’s dermaPACE and orthoPACE devices and related applicators. The decrease in revenue for 2014 is due to lower sales of devices in Europe. Gross profit as a percentage of revenue was 87% for the three months ended March 31, 2014, compared to 72% for the same period in 2013. The increase in gross profit as a percentage of revenue in 2014 was due to a higher portion of revenue being from the sales of applicators, which have a higher margin.

Research and development expenses for the three months ended March 31, 2014, were $764,845, compared with $344,685 for the same period in 2013, an increase of $420,160, or 122%, due to costs for the dermaPACE clinical study including our clinical research organization, clinical monitors and direct patient costs at the clinical sites related to the enrollment of patients in the clinical study which began in June 2013.

General and administrative expenses for the three months ended March 31, 2014, were $1,300,311, compared with $851,921 for the same period in 2013, an increase of $448,390, or 53%. General and administrative expenses include non-cash stock-based compensation of $54,249 and $221,749 for the three months ended March 31, 2014 and 2013, respectively, and non-cash cost for stock issued for consulting services of $597,150 and $186,200 for the three months ended March 31, 2014 and 2013, respectively. Excluding the non-cash costs for stock-based compensation and consulting services, general and administrative expenses were $648,912 for the three months ended March 31, 2013, as compared to $443,972 for the same period in 2013, an increase of $204,940, or 46%. The increase in general and administrative expenses for the three months ended March 31, 2014, is primarily due to increased consulting expenses due to our capital raises in 2014.

The net loss for the three months ended March 31, 2014, was $2,563,954, or ($0.06) per basic and diluted share, compared with a net loss of $5,369,333, or ($0.25) per basis and diluted share, for the same period in 2013, a decrease in the operating loss of $2,805,379, or 52%. The decrease in the net loss was primarily a result of the non-cash loss of $3,737,000 in 2013 for the embedded conversion feature of the senior secured notes which were converted to equity in the third quarter of 2013, offset by increased expenses in 2014 for the dermaPACE clinical study.

On March 31, 2014, the Company had cash and cash equivalents of $7,231,946 compared with $182,315 as of December 31, 2013, an increase of $7,049,631. For the three months ended March 31, 2014, net cash used by operating activities was $2,120,800, compared with $1,043,674 for the same period in 2013. The increase for 2014 was primarily due to the increase of $367,000 in expenses associated with the dermaPACE clinical trial and the reduction of accounts payable and accrued expenses in 2014 of $600,000. Net cash provided by financing activities for the three months ended March 31, 2014 and 2013, was $9,173,808 and $1,643,801, respectively, which in 2014 primarily consisted of the net proceeds from the private placement of $8,562,500 and the proceeds from the 18% convertible promissory notes of $815,000, and in 2013 primarily consisted of the net proceeds from the subscriptions payable for senior secured notes of $1,570,000.

Conference Call

The Company will host a conference call on Wednesday, May 14, 2014, beginning at 10:00 AM ET to discuss the first quarter financial results and provide a business update.

Shareholders and other interested parties can participate in the conference call by dialing 877-407-9055 (U.S. and Canada) or 201-493-6743 (international).

A replay of the conference call will be available beginning two hours after its completion through May 20, 2014 by dialing 877-660-6853 (U.S. and Canada) or 201-612-7415 (international) and entering Conference ID 414704.

About SANUWAVE Health, Inc.

SANUWAVE Health, Inc. (www.sanuwave.com) is a shock wave technology company initially focused on the development and commercialization of patented noninvasive, biological response activating devices for the repair and regeneration of skin, musculoskeletal tissue and vascular structures. SANUWAVE’s portfolio of regenerative medicine products and product candidates activate biologic signaling and angiogenic responses, producing new vascularization and microcirculatory improvement, which helps restore the body’s normal healing processes and regeneration. SANUWAVE applies its patented PACE technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions. Its lead product candidate for the global wound care market, dermaPACE®, is CE Marked throughout Europe and has device license approval for the treatment of the skin and subcutaneous soft tissue in Canada, Australia and New Zealand. In the U.S., dermaPACE is currently under the FDA’s Premarket Approval (PMA) review process for the treatment of diabetic foot ulcers. SANUWAVE researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that its technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved OssaTron® device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its OssaTron, Evotron® and orthoPACE® devices in Europe, Asia and Asia/Pacific. In addition, there are license/partnership opportunities for SANUWAVE’s shock wave technology for non-medical uses, including energy, water, food and industrial markets.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

For additional information about the Company, visit www.sanuwave.com.

Contact:

DC Consulting, LLC

407-792-3333

investorinfo@dcconsultingllc.com

Investor Relations

RedChip Companies, Inc.

Mike Bowdoin, Vice President

800-733-2447, ext. 110

mike@redchip.com

(FINANCIAL TABLES FOLLOW)

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31,	December 31,
	2014	2013
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,231,946	$182,315
Accounts receivable - trade, net of allowance for doubtful accounts of $46,030 in 2014 and $43,282 in 2013	61,661	139,736
Inventory	250,484	246,006
Prepaid expenses	153,908	75,020
TOTAL CURRENT ASSETS	7,697,999	643,077

PROPERTY AND EQUIPMENT, at cost, less accumulated depreciation	10,497	13,267

OTHER ASSETS	11,457	11,444

INTANGIBLE ASSETS, at cost, less accumulated amortization	843,580	920,269
TOTAL ASSETS	$8,563,533	$1,588,057

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$563,799	$935,028
Accrued expenses	635,163	863,572
Accrued employee compensation	197,304	140,102
Convertible promissory note	-	147,775
Promissory notes	-	89,038
Interest payable, related parties	80,072	163,729
Capital lease payable	2,659	3,951
TOTAL CURRENT LIABILITIES	1,478,997	2,343,195

NON-CURRENT LIABILITIES
Notes payable, related parties	5,372,743	5,372,743
TOTAL LIABILITIES	6,851,740	7,715,938

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY (DEFICIT)
PREFERRED STOCK, SERIES A CONVERTIBLE, par value $0.001, 6,175 shares issued and outstanding	6	-

PREFERRED STOCK - UNDESIGNATED, par value $0.001, 4,993,825 shares authorized; no shares issued and outstanding	-	-

COMMON STOCK, par value $0.001, 150,000,000 shares authorized; 46,846,519 and 37,984,182 issued and outstanding in 2014 and 2013, respectively	46,847	37,984

ADDITIONAL PAID-IN CAPITAL	86,433,681	76,037,490

ACCUMULATED OTHER COMPREHENSIVE INCOME	5,256	6,688

ACCUMULATED DEFICIT	(84,773,997)	(82,210,043)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	1,711,793	(6,127,881)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$8,563,533	$1,588,057

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(UNAUDITED)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2014	2013

REVENUE	$145,098	$201,234

COST OF REVENUE	18,337	55,811

GROSS PROFIT	126,761	145,423

OPERATING EXPENSES
Research and development	764,845	344,685
General and administrative	1,300,311	851,921
Depreciation	4,715	4,991
Amortization	76,689	76,689
TOTAL OPERATING EXPENSES	2,146,560	1,278,286

OPERATING LOSS	(2,019,799)	(1,132,863)

OTHER INCOME (EXPENSE)
Loss on embedded conversion feature of Senior Secured Notes	-	(3,737,000)
Interest expense, net	(542,292)	(508,890)
Gain on sale of fixed assets	-	7,500
Gain/(loss) on foreign currency exchange	(1,863)	1,920
TOTAL OTHER INCOME (EXPENSE)	(544,155)	(4,236,470)

LOSS BEFORE INCOME TAXES	(2,563,954)	(5,369,333)

INCOME TAX EXPENSE	-	-

NET LOSS	(2,563,954)	(5,369,333)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	(1,432)	(6,925)
TOTAL COMPREHENSIVE LOSS	$(2,565,386)	$(5,376,258)

LOSS PER SHARE:
Net loss - basic and diluted	$(0.06)	$(0.25)

Weighted average shares outstanding - basic and diluted	39,646,922	21,278,128

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,563,954)	$(5,369,333)
Adjustments to reconcile net loss to net cash used by operating activities
Amortization	76,689	76,689
Depreciation	4,715	4,991
Change in allowance for doubtful accounts	2,748	5,976
Stock-based compensation - employees, directors and advisors	70,778	317,601
Stock issued for consulting services	597,150	186,200
Accretion of interest on warrants issued concurrent with a convertible promissory note	339,864	-
Accrued interest on 18% Convertible Promissory Notes	7,168	-
Loss on embedded conversion feature of Senior Secured Notes	-	3,737,000
Accretion of interest and accrued interest on Senior Secured Notes	-	428,467
Gain on sale of property and equipment	-	(7,500)
Changes in assets - (increase)/decrease
Accounts receivable - trade	75,327	(11,611)
Inventory	(4,478)	31,383
Prepaid expenses	(78,888)	12,089
Other	(13)	125
Changes in liabilities - increase/(decrease)
Accounts payable	(371,229)	(196,869)
Accrued employee compensation	57,202	(158,484)
Accrued expenses	(228,409)	(98,605)
Promissory notes - accrued interest	(21,813)	-
Interest payable	(83,657)	(1,793)
NET CASH USED BY OPERATING ACTIVITIES	(2,120,800)	(1,043,674)

CASH FLOWS FROM INVESTING ACTIVITIES
Sale of property and equipment	-	7,500
Purchase of property and equipment	(1,945)	-
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	(1,945)	7,500

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from 2014 Private Placement, net	8,562,500	-
Proceeds from 18% Convertible Promissory Notes	815,000	-
Proceeds from convertible promissory notes, net	325,000	-
Proceeds from employee stock option exercise	12,600	-
Proceeds from subscriptions payable for Senior Secured Notes	-	1,570,000
Proceeds from sale of capital stock - subscription agreement	-	75,000
Payments of principal on convertible promissory notes	(450,000)	-
Payments of principal on promissory notes	(90,000)	-
Payments of principal on capital lease	(1,292)	(1,199)
NET CASH PROVIDED BY FINANCING ACTIVITIES	9,173,808	1,643,801

EFFECT OF EXCHANGE RATES ON CASH	(1,432)	(6,925)

NET INCREASE IN CASH AND CASH EQUIVALENTS	7,049,631	600,702

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	182,315	70,325
CASH AND CASH EQUIVALENTS, END OF PERIOD	$7,231,946	$671,027

SUPPLEMENTAL INFORMATION
Cash paid for interest, related parties	$164,765	$81,864

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